CONSENT OF INDEPENDENT PUBLIC AUDITORS

To T.J.T., Inc.

         As independent auditors, we hereby consent to the incorporation by reference of our report dated November 15, 1999, included in this Form 10-K, into the Company's previously filed Registration Statement on Form SB-2 File No. 33-98404 as filed with the Securities and Exchange Commission.


Balukoff, Lindstrom & Co. P.A.

Boise, Idaho
December 29, 1999
















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INVESTOR INFORMATION
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CORPORATE HEADQUARTERS

T.J.T., Inc.
843 North Washington
P.O. Box 278
Emmett, Idaho 83617

STOCK EXCHANGE LISTING

T.J.T., Inc.'s common stock is traded on the Nasdaq SmallCap Market under the symbol AXLE.

PUBLIC INFORMATION

Financial analysts, stockbrokers, interested investors and others can obtain additional information by contacting:

Larry B. Prescott
Chief Financial Officer
(208) 365-5321

TRANSFER AGENT

Corporate Stock Transfer
3200 Cherry Creek Drive South
Suite 430
Denver, Colorado 80209
(303) 282-4800

ANNUAL MEETING

The annual shareholders meeting of T.J.T., Inc. will be held:
Tuesday, February 22, 2000
10:00 a.m., Mountain Standard Time
Statehouse Inn
Boise, Idaho

Proxy material will be mailed to shareholders of record prior to the meeting.

INDEPENDENT PUBLIC ACCOUNTANTS

Balukoff Lindstrom & Co., P.A.
Boise, Idaho

LEGAL COUNSEL

Moffatt, Thomas, Barrett, Rock & Fields, Chtd.
Boise, Idaho


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